EXHIBIT 5.1

                      [Letterhead of Dorsey & Whitney LLP]

                                  June 14, 2000

Novoste Corporation
3890 Steve Reynolds Boulevard
Norcross, GA  30093

      Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Novoste Corporation, a Florida corporation (the "Company"), and have advised the Company in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 of 900,000 Shares (the "Shares") of common stock, par value $.01, of the Company ("Common Stock") of which 800,000 Shares are to be offered and sold under the Novoste Corporation Amended and Restated Stock Option Plan ("Stock Option Plan") and 100,000 Shares are to be offered and sold under the Novoste Corporation Employee Stock Purchase Plan (the "Purchase Plan").

      We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below.

      In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon certificates or representations of officers or employees of the Company and of public officials.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Purchase Plan and Stock Option Plan, as the case may be, will be validly issued, fully paid and nonassessable.

      Our opinion expressed above is limited to the Florida Business Corporation Act.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 of the Company relating to the Shares.

                                                     Very truly yours,


                                                     /s/ Dorsey & Whitney LLP

SIT